Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2016, including the name of each subsidiary and its country of incorporation.

1.	CEMEX Mexico, S.A. de C.V.	Mexico
2.	CEMEX Operaciones Mexico, S.A. de C.V.	Mexico
3.	Empresas Tolteca de Mexico, S.A. de C.V.	Mexico
4.	CEMEX Central, S.A. de C.V.	Mexico
5.	CEMEX Emergia S.A.P.I. de C.V.	Mexico
6.	TEG Energia, S.A. de C.V.	Mexico
7.	Cementos Guadalajara, S.A. de C.V.	Mexico
8.	Cementos Tolteca, S.A. de C.V.	Mexico
9.	Servicios Cement Cemex, S.A. de C.V.	Mexico
10.	CEMEX Agregados, S.A. de C.V.	Mexico
11.	Compañia Minera Atoyac, S.A. de C.V.	Mexico
12.	Servicios Profesionales Cemex, S.A. de C.V.	Mexico
13.	Sinergia Deportiva, S.A. de C.V.	Mexico
14.	Asesoria Espacializada en Inmuebles, S.A. de C.V.	Mexico
15.	Inmobiliaria Ferri, S.A. de C.V.	Mexico
16.	Concretos Monterrey, S.A. de C.V.	Mexico
17.	Pro Ambiente, S.A. de C.V.	Mexico
18.	Servicios Proambiente, S.A. de C.V.	Mexico
19.	Inmobiliaria Rio San Martin, S.A. de C.V.	Mexico
20.	Servicios Para La Autoconstruccion, S.A. de C.V.	Mexico
21.	CEMEX Concretos, S.A. de C.V.	Mexico
22.	Cemenbtos Anahuac, S.A. de C.V.	Mexico
23.	CEMEX Internacional, S.A. de C.V.	Mexico
24.	Comercializodora Construrama, S.A. de C.V.	Mexico
25.	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico
26.	Mercis, S.A. de C.V.	Mexico
27.	CEMEX Construccion, S.A. de C.V.	Mexico
28.	CEMEX Transporte, S.A. de C.V.	Mexico
29.	Servicios Promexma, S.A. de C.V.	Mexico
30.	Construmexcla, S.A. de C.V.	Mexico
31.	Tu Casa de Materiales TUCAMA, S.A. de C.V.	Mexico
32.	Comercializadora de Materiales Basicos, S.A. de C.V.	Mexico
33.	Materiales Para CASA MATCASA, S.A. de C.V.	Mexico
34.	La Unica Casa de Materiales, S.A. de C.V.	Mexico
35.	CEMEX Aditivos, S.A. de C.V.	Mexico
36.	Global Construction Systems, S.A. de C.V.	Mexico
37.	Servicios Concreto CEMEX, S.A. de C.V.	Mexico
38.	CEMEX Vivienda, S.A. de C.V.	Mexico
39.	Eolica Guadalupe, S. de R.L. de C.V.	Mexico
40.	Eolica Buenos Aires, S de R.L. de C.V.	Mexico
41.	Helios Generacion, S. de R.L. de C.V.	Mexico
42.	PACE Desarrollos Energeticos, S. de R.L. de C.V.	Mexico
43.	Fuerza Eolica V, S. de R.K. de C.V.	Mexico

44.	Transportes Especializados Multicarga, S.A. de C.V.	Mexico
45.	TMC Fletes, S.A. de C.V.	Mexico
46.	T.M.C. Internacional, S.A. de C.V.	Mexico
47.	New Suward Holding B.V.	The Netherlands
48.	RMC Holdings B.V.	The Netherlands
49.	APO Cement Corporation	Philippines
50.	CEMEX Holdings Philippines, Inc.	Philippines
51.	Solid Cement Corporation	Philippines
52.	CEMEX Asia Holdings Ltd.	Singapore
53.	CEMEX Construction Materials Pacific LLC	USA
54.	CEMEX International Trading LLC	USA
55.	CEMEX Materials LLC	USA
56.	CEMEX Construction Materials Florida LLC	USA
57.	CEMEX, Inc.	USA
58.	CEMEX Finance LLC	USA
59.	CEMEX Corp.	USA
60.	Transenergy, Inc.	USA
61.	CEMEX Holdings, Inc.	USA
62.	Sunbelt Investments Inc.	USA
63.	CEMEX Global Sourcing, Inc.	USA
64.	CEMEX Admix USA, LLC	USA
65.	CEMEX Construction Materials South LLC	USA
66.	CEMEX Construction Materials Atlantic LLC	USA
67.	CEMEX Cement of Louisiana, Inc.	USA
68.	RMC Pacific Materials, LLC	USA
69.	CEMEX Transit Comany USA	USA
70.	Kosmos Cement Company	USA
71.	CEMEX Nevada LLC	USA
72.	New Line Transport LLC	USA
73.	CEMEX Construction Materials Houston LLC	USA
74.	CEMEX Leasing LLC	USA
75.	Readymix Materials Holdings LLC	USA
76.	Twin Mountain Rock Company	USA
77.	Guernsey Stone Co.	USA
78.	Western Equipment Company	USA
79.	CEMEX Steel Framing, Inc.	USA
80.	CEMEX AM Holdings LLC	USA
81.	CEMEX Caribbean LLC	USA
82.	CEMEX SW Florida Limestone Holdings LLC	USA
83.	CEMEX SW Florida Sand Holdings LLC	USA
84.	Hogan Island Limestone LLC	USA
85.	Immokalee Sand LLC	USA
86.	MILI LLC	USA
87.	OXI LLC	USA
88.	Mineral Resources Techonolgies Inc.	USA
89.	VAPPS LLC	USA
90.	ALC Las Vegas Mining Claims LLC	USA
91.	LV Western Mining Claims LLC	USA

92.	CEMEX Southeast Holdings LLC	USA
93.	CEMEX Southeast LLC	USA
94.	Ready Mix USA LLC	USA
95.	Cemento Bayano, S.A.	Panama
96.	CEMEX Concretos, S.A.	Panama
97.	Pavimentos Esopecializados, S.A.	Panama
98.	CEMEX Colombia S.A.	Colombia
99.	Cemex Premezclados de Colombia S.A.	Colombia
100.	Cemex Transportes de Colombia S.A.	Colombia
101.	Central de Mezclas S.A.	Colombia
102.	Neoris Colombia S.A.S.	Colombia
103.	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia
104.	CEMEX España, S.A.	Spain
105.	CEMEX España Operaciones, S.L.U.	Spain
106.	CEMEX Jamaica Limited	Jamaica
107.	CEMEX (Costa Rica), S.A.	Costa Rica
108.	CEMEX Nicaragua, S.A.	Nicaragua
109.	CEMEX El Salvador, S.A.	Salvador
110.	CEMEX Haiti	Haiti
111.	Assiut Cement Company	Egypt
112.	CEMEX France Gestion (S.A.S.)	France
113.	CEMEX Deutschland AG	Germany
114.	CEMEX Holdings (Israel) Ltd.	Israel
115.	CHEMOCRETE LTD.	Israel
116.	Israel America Aggregates Ltd.	Israel
117.	Lime & Stone Production Company Ltd.	Israel
118.	Readymix Industries (Israel) Ltd.	Israel
119.	Kadmani Readymix Concrete Ltd.	Israel
120.	CEMEX UK	UK
121.	CEMEX Investments Ltd	UK
122.	CEMEX UK Operations Limited	UK
123.	CEMEX UK Cement Ltd	UK
124.	CEMEX UK Marine Ltd	UK
125.	CEMEX Paving Solutions Ltd	UK
126.	CEMEX UK Materials Ltd	UK
127.	CEMEX UK Services Ltd	UK
128.	CEMEX UK Properties Ltd	UK
129.	RMC Explorations Ltd	UK
130.	The Rugby Group Ltd	UK
131.	RMC Russell Ltd	UK
132.	Mineral and Energy Resources (UK) Ltd	UK
133.	CEMEX Hrvatska d.d.	Croatia
134.	CEMEX Beton d.o.o.	Croatia
135.	CEMEX de Puerto Rico, Inc.	Puerto Rico
136.	CEMEX Holdings (Malaysia) Sdn Bhd	Malaysia
137.	CEMEX Dominicana, S.A.	Dominican Republic
138.	CEMEX Polska sp Z.o.o.	Poland

139.	CEMEX SIA	Latvia
140.	CEMEX Czech Republic, s.r.o.	Czech Republic
141.	CX Networks N.V.	The Netherlands
142.	Neoris N.V.	The Netherlands
143.	New Sunward Holding Financial Ventures B.V.	The Netherlands
144.	CEMEX AS	Norway
145.	Sunbulk Shipping Limited	Barbados
146.	CEMEX Lan trading Corporation	Barbados
147.	CEMEX Trading Caribe Ltd	St Lucia
148.	CEMEX France Gestion (S.A.S.)	France
149.	Cimentos Vencemos do Amazonas, Ltda.	Brazil
150.	Readymix Argentina, S.A.	Argentina
151.	Cementos de Centroamérica, S.A.	Guatemala
152.	Cemex Guatemala, S.A.	Guatemala
153.	Equipos para uso de Guatemala, S.A.	Guatemala
154.	Global Concrete, S.A.	Guatemala
155.	CEMEX Perú, S.A.	Peru
156.	Cemex Supermix L.L.C.	United Arab Emirates
157.	Cemex Topmix L.L.C.	United Arab Emirates
158.	CEMEX ARABIA FZC	United Arab Emirates
159.	Cemex Falcon L.L.C.	United Arab Emirates

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